INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated September 29, 2000 accompanying the financial statements of Alanco Technologies, Inc. to the Form S-8 Registration Statement of Alanco Technologies, Inc.

/s/Semple & Cooper, LLP
-----------------------

Semple & Cooper, LLP


Phoenix, Arizona
November 27, 2000